                                                        EXHIBIT 23.3

                       REPORT OF COOPERS & LYBRAND L.L.P.

To the Shareholders and Board of Directors of Sun Company, Inc.:

We have audited the consolidated statements of operations, changes in shareholders' equity and cash flows for the year ended December 31, 1995 (included in Exhibit 13 to this Form 10-K)of Sun Company, Inc. and its subsidiaries. In connection with our audit of such consolidated financial statements, we have also audited the related financial statement schedule for the year ended December 31, 1995 listed in Item 14(a) of this Form 10-K. These financial statements and the financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and the financial statement schedule based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the consolidated results of operations and cash flows of Sun Company, Inc. and its subsidiaries for the year ended December 31, 1995 in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

As discussed in Note 3 to the consolidated financial statements, the Company changed its method of accounting for the impairment of long-lived assets in 1995.

s/COOPERS & LYBRAND L.L.P.
--------------------------
Coopers & Lybrand L.L.P.
2400 Eleven Penn Center
Philadelphia, Pennsylvania
February 13, 1996 except for
the restatement for discontinued
operations as described in Note 2
to the consolidated financial
statements for which the date is
February 13, 1997